Exhibit 32

Certification Pursuant to
18 U.S.C. Section 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of Michael V. Shustek, as Chief Executive Officer and Chairman of The Parking REIT, Inc. (the “Registrant”), and J. Kevin Bland, as Chief Financial Officer of the Registrant, hereby certifies, pursuant to 18 U.S.C. §1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)           the Registrant’s accompanying Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 17, 2021

/s/ Michael V. Shustek
Michael V. Shustek
Chief Executive Officer and Chairman
The Parking REIT, Inc.

Date: May 17, 2021

/s/ J. Kevin Bland
J. Kevin Bland
Chief Financial Officer
(Principal Accounting Officer) The Parking REIT, Inc.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.fontsize